UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

HANNON ARMSTRONG SUSTAINABLE

INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2015, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) issued a press release announcing the closing on September 30, 2015 of a private placement securitization transaction, pursuant to which HASI SYB Trust 2015-1 (the “Issuer”), an indirect subsidiary of the Company, issued (i) $100,500,000 in aggregate principal amount of 4.283% HASI SYB 2015-1A, Class A Bonds (the “Class A Bonds”) and (ii) $18,112,000 in aggregate principal amount of 5.00% HASI SYB 2015-1B, Class B Bonds (the “Class B Bonds” and together with the Class A Bonds, the “Bonds”), both with an anticipated repayment date in October 2034. The Class A Bonds rank senior to the Class B Bonds in priority of payment. The Class B Bonds were retained by an indirect subsidiary of the Company.

The Bonds can be prepaid until May 2034, with payment of a make-whole equal to all remaining scheduled payments of principal and interest until such date, discounted at a discount rate equal to the comparable-maturity treasury yield plus 0.5%, minus the amount of principal repaid by the prepayment. After that, the Bonds can be prepaid with no make-whole. The Bonds represent an advance rate in excess of 85% and will be payable from, and secured by, all assets of the Issuer, including primarily the membership interests in 22 special purpose subsidiaries (collectively, the “Land Lease Entities”) owning a portfolio of over 75 ground lease and other real property arrangements (collectively, the “Land Lease Assets”) relating to utility scale solar and wind projects. These membership interests have been contributed and sold to the Issuer by HA Land Lease Holdings LLC (the “Depositor”), a wholly-owned subsidiary of Hannon Armstrong Capital, LLC (“HA Capital”), a subsidiary of the Company. The Bonds will not be insured or guaranteed by the Company or any other affiliate thereof, or by any other person or entity.

The Company will guaranty the performance of HA Capital, the Depositor, each Land Lease Entity and the Issuer of their representations and warranties and other obligations under the transaction documents (other than the Issuer’s payment obligations in respect of the Bonds) and indemnify against certain losses from “bad acts” of such entities, defined to mean fraud, failure to disclose a material fact by or on behalf of any such entity in connection with the Bonds, theft or misappropriation, any contravention of a no-petition clause in the transaction documents, a voluntary bankruptcy filing by the Issuer or an unauthorized transfer by any such entity of any Land Lease Asset, any interest therein or any proceeds thereof, in each case up to an aggregate amount not to exceed the outstanding balance of the Bonds plus accrued and unpaid interest with respect to the Bonds (which limitation shall not apply to environmental claims that are covered by the indemnity). HA Capital will act as servicer for the securitization. The offer and sale of the Bonds was not registered under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG
SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Name: Steven L. Chuslo
Title: Executive Vice President and General Counsel

Date: September 30, 2015